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                                                                   EXHIBIT 10.12

                             FOURTH AMENDMENT TO THE
                               BORDERS GROUP, INC.
                         MANAGEMENT STOCK PURCHASE PLAN


         Borders Group Management Stock Purchase Plan (as amended, the "Plan") is hereby amended in the following particulars effective as of December 14, 2000:

1. Paragraph (b) of Article 5 of the Plan is hereby amended to read as follows:

         "PRICE. Except with respect to Restricted Shares purchased pursuant to
         Article 16 hereof, the price of each Restricted Share purchased under the Plan by any Participant who is not a Section 16 Person shall be discounted (i) twenty percent (20%) from its Fair Market Value, in the event that the Participant elects a Restricted Period of two years pursuant to Article 5(d) hereof; or (ii) thirty percent (30%) from its Fair Market Value, in the event that the Participant elects a Restricted Period of three years pursuant to Article 5(d) hereof; or
         (iii) forty percent (40%) from its Fair Market Value, in the event that the Participant elects a Restricted Period of four years pursuant to
         Article 5(d) hereof. The price of each Restricted Share purchased under the Plan by a Section 16 Person shall be discounted twenty percent (20%)."

2. Paragraph (d) of Article 5 of the Plan is hereby amended to read as follows:

         "RESTRICTED PERIOD. Except with respect to Restricted Shares purchased pursuant to Article 16 hereof, and subject to Article 5(h) hereof and such exceptions as may be determined by the Committee in its discretion, Participants who are not Section 16 Persons may elect a Restricted Period for Restricted Shares purchased under the Plan of (i) two (2) years, (ii) three (3) years, or (iii) four (4) years from the date of purchase. The Restricted Period for Restricted Shares purchased under the Plan by Section 16 Persons shall be three (3) years from the date of purchase. For purposes of calculating the Restricted Period, the date of purchase with respect to annual purchases shall be deemed to be the date the Annual Bonus is payable. Any election described in this paragraph shall be made in accordance with rules established by the Committee."

3. Paragraph (a) of Article 16 of the Plan is hereby amended by the addition at the end thereof of the following:

         "Notwithstanding anything to the contrary in the Plan, the Restricted Period for Restricted Shares purchased pursuant to this Article shall be three (3) years."

         Except as herein amended, the Plan remains in full force and effect.



                                                BORDERS GROUP, INC.



                                                By: /s/
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